UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2005

PAREXEL International Corporation

(Exact name of registrant as specified in charter)

Massachusetts	0-27058	04-2776269

(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

195 West Street, Waltham, Massachusetts	02451

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 487-9900

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On February 21, 2005, PAREXEL International GmbH (“PAREXEL Germany”), a wholly owned subsidiary of PAREXEL International Corporation (“PAREXEL”), entered into an employment contract with Ulf Schneider, Senior Vice President and Chief Administrative Officer of PAREXEL (the “Agreement”).

     Pursuant to the Agreement, Mr. Schneider will serve as Managing Director of PAREXEL Germany and have the responsibility for its commercial and administrative business activities. Mr. Schneider will simultaneously serve as a corporate vice president and member of the Executive Committee and Business Review Committee of PAREXEL. He is required to devote his entire working capability to PAREXEL Germany and may not assume any new or other employment with any third party without the consent of the shareholders of PAREXEL Germany, except in limited circumstances.

     Mr. Schneider will receive an annual base salary paid partly in Euros and partly in US Dollars, initially set at EUR 157,470 and US$103,000. The portion of his salary paid in US Dollars is subject to adjustment on a quarterly basis in the event of currency fluctuations. He will also be eligible for an annual bonus pursuant to the PAREXEL Management Incentive Plan, with an initial bonus potential of up to 40% of his base salary, as well as life insurance and access to a company car. Mr. Schneider or his family will be entitled to 6 months salary in the event of his death or incapacity during the term of this Agreement. His salary is subject to review according to company policy.

     The Agreement has an indefinite term, but shall automatically terminate at the end of the year in which Mr. Schneider turns 65. The Agreement may also be terminated by either party upon six months notice for any reason, or immediately for cause. If Mr. Schneider is terminated without cause, he will be entitled to a severance payment equal to one month’s salary for each year of service (with a minimum of 6 months, a maximum of 12 months, and based on a starting employment date of August 13, 1990), plus his pro rata share of his target bonus for the year in which he was terminated.

     The Agreement also includes confidentiality, inventions assignment and non-compete provisions.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Employment Contract between PAREXEL International GmbH and Ulf Schneider.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2005	PAREXEL International Corporation

	By:	/s/ Josef H. von Rickenbach

Josef H. von Rickenbach
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Contract between PAREXEL International GmbH and Ulf Schneider.